UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2021

Vaxxinity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41058	86-2083865
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1717 Main St, Ste 338

Dallas, TX, 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (254) 244-5739

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	VAXX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2021, Vaxxinity, Inc., a Delaware corporation (the “Company”), priced its initial public offering (the “IPO”) of its Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), at an offering price of $13.00 per share, pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-261063) (the “Registration Statement”). On November 11, 2021, in connection with the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Jefferies LLC and Evercore Group L.L.C., as representatives of the several underwriters specified therein (the “Underwriters”).

The Company made certain customary representations, warranties and covenants and agreed to indemnify the underwriters against (or contribute to the payment of) certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). This description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the IPO, the Company also entered into a Registration Rights Agreement, dated November 15, 2021, by and among the Company and the “Investors” as defined therein, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The terms of this agreement are substantially the same as the terms set forth in the form of such agreement previously filed as exhibits to the Registration Statement.

On November 15, 2021, the Company closed its IPO. The Company sold 6,000,000 shares of its Class A Common Stock. In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option for 30 days from the date of the Underwriting Agreement to purchase up to an additional 900,000 shares of Class A Common Stock at the IPO price, less the underwriting discounts and commissions. The net proceeds to the Company from the IPO were approximately $64.6 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. On November 16, 2021, the Underwriters partially exercised their option and will purchase an additional 537,711 shares of Class A Common Stock from the Company. The net proceeds from the sale of the additional shares will be approximately $6.5 million. The Company expects to close the issuance of additional shares on November 18, 2021, subject to the satisfaction of customary conditions.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 15, 2021, the Company filed its Amended and Restated Certificate of Incorporation (the “Charter”) with the Secretary of State of the State of Delaware and its Amended and Restated Bylaws (the “Bylaws”) became effective in connection with the closing of the IPO. A description of certain provisions of the Charter and the Bylaws is set forth in the section titled “Description of Capital Stock” in the Registration Statement. The Charter and the Bylaws are filed as Exhibit 3.1 and 3.2, respectively, hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 11, 2021, by and among Vaxxinity, Inc. and BofA Securities, Inc., Jefferies LLC and Evercore Group L.L.C., as representatives of the several underwriters specified therein.

3.1	Amended and Restated Certificate of Incorporation of Vaxxinity, Inc.

3.2	Amended and Restated Bylaws of Vaxxinity, Inc.

10.1	Registration Rights Agreement, dated November 15, 2021, by and among Vaxxinity, Inc. and the “Investors,” as defined therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxxinity, Inc.

Date: November 17, 2021	By:	/s/ Mei Mei Hu
		Name:	Mei Mei Hu
		Title:	President, Chief Executive Officer and Director